British Virgin Islands

The BVI Business Companies Act, 2004

(No. 16 of 2004)

Memorandum of Association
and
Articles of Association
of

Everfront Biotech Holding Company Limited

Incorporated the 21st day of September, 2022

Portcullis (BVI) Ltd
Portcullis Chambers
4th Floor Ellen Skelton Building
3076 Sir Francis Drake Highway
Road Town, Tortola
British Virgin Islands VG1110
Telephone: (284) 494 5296
Fax: (284) 494 5283

[Intentionally left blank]

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

(No. 16 of 2004)

MEMORANDUM OF ASSOCIATION
OF

Everfront Biotech Holding Company Limited

NAME

1. The name of the Company is Everfront Biotech Holding Company Limited.

TYPE OF COMPANY

2. The Company is a company limited by shares.

REGISTERED OFFICE

3. The first Registered Office of the Company is **Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110, the office of the first Registered Agent**.

REGISTERED AGENT

4. The first Registered Agent of the Company is **Portcullis (BVI) Ltd of Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110.**

ISSUED SHARES

5. The maximum number of shares that the Company is authorized to issue is 100,000,000.

CLASSES, NUMBER AND PAR VALUE OF SHARES

6. The shares issued by the Company shall be made up of one class and one series of shares, namely ordinary shares and each share shall be issued with a par value of $0.01 and shall be issued in the currency of the United States of America.

FRACTIONAL SHARES

7. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO SHARES

8. (1) All shares shall have;

(a) the right to one vote at a meeting of the members of the Company or on any resolution of members;

(b) the right to an equal share in any distribution by way of dividend paid by the Company; and

(c) the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

(2) The directors may at their discretion by resolution of directors redeem, purchase or otherwise acquire all or any of the shares in the Company subject to the Articles.

VARIATION OF CLASS RIGHTS

9. If at any time the issued shares are divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

CAPACITY AND POWERS

11. Subject to the Act, any other British Virgin Islands legislation and paragraph 12 below the Company has, irrespective of corporate benefit:

(a) full capacity to carry on or undertake any business or activity, do any act or enter into any transaction;

(b) for the purposes of paragraph (a), full rights, powers and privileges; and

(c) full powers to issue shares with pre-emptive rights, subject to the Articles.

LIMITATIONS ON THE COMPANY'S BUSINESS

12. For the purposes of section 9(4) of the Act the Company may not;

(a) carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

(b) carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under the Insurance Act 1994;

(c) carry on business of company management, unless it is licensed under the Company Management Act, 1990;

(d) carry on the business of providing the Registered Office or the Registered Agent for companies incorporated in the British Virgin Islands;

(e) carry on the business as a mutual fund, manager of mutual funds or administrator of mutual funds unless it is recognized or licenced as the case may be under the Mutual Funds Act 1996; or

(f) carry on any other business that gives rise to a licencing requirement under any law for the time being in force in the British Virgin Islands unless it is licenced, regulated, recognised or otherwise approved pursuant to such law.

REGISTERED SHARES AND PROHIBITION ON ISSUE OF BEARER SHARES

13. Shares in the Company may only be issued as registered shares. The issue of shares to bearer is prohibited.

PROHIBITION ON EXCHANGE AND CONVERSION OF REGISTERED SHARES TO BEARER SHARES

14. The exchange or conversion of registered shares to bearer shares is prohibited.

TRANSFER OF REGISTERED SHARES

15. Subject to the provisions of the Articles the Company may upon receipt of an instrument of transfer enter the name of the transferee in the register of members subject to the prior or simultaneous approval of the Company as evidenced by a resolution of directors or by a resolution of members. Subject to any resolution of the members to the contrary, the directors may resolve by resolution of directors to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution of directors.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

16. The Company may amend its Memorandum or Articles by a resolution of members or by a resolution of directors provided that the directors shall not have the power to amend the Memorandum or Articles;

(a) to restrict the rights or powers of the members to amend the Memorandum or Articles;

(b) to change the percentage of members required to pass a resolution to amend the Memorandum or Articles; or

(c) in circumstances where the Memorandum or Articles cannot be amended by the members.

DEFINITIONS

17. The meanings of words in this Memorandum are as defined in the Articles.

We, Portcullis (BVI) Ltd of Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110 for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the 21st day of September, 2022.

Incorporator

....
Portcullis (BVI) Ltd
Portcullis Chambers
4th Floor Ellen Skelton Building
3076 Sir Francis Drake Highway
Road Town, Tortola
British Virgin Islands VG1110

(Sgd. Petagaye Daley-Savage)

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

(No. 16 of 2004)

ARTICLES OF ASSOCIATION
OF

Everfront Biotech Holding Company Limited

PRELIMINARY

1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words	Meaning
Act	the BVI Business Companies Act, 2004 (No 16 of 2004.) including any amendment, extension, re-enactment or renewal thereof and any regulations made thereunder.
Articles	these Articles of Association as originally framed or as from time to time amended.
business relationship	a continuing arrangement between the Company and one or more persons with whom the Company engages in business, whether on a one-off, regular or habitual basis.
Commission	the British Virgin Islands Financial Services Commission.
competent authority	a competent authority or central authority so designated, recognized or appointed under an enactment in the BVI.
distribution	in relation to a distribution by a company to a member, means (a) the direct or indirect transfer of an asset, other than the Company's own shares, to or for the benefit of the member or (b) the incurring of a debt to or for the benefit of a member, in relation to shares held by a member, and whether by means of a purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend.
member	in relation to the Company, means a person whose name is entered in the register of members as the holder of one or more shares, or fractional shares, in the Company.
Memorandum	the Memorandum of Association of the Company as originally framed or as from time to time amended.

person

An individual, a corporation, a trust, trustee, the estate of a deceased individual, a partnership or an unincorporated association of persons.

records and underlying documentation

includes accounts and records (such as invoices, contracts and similar documents) in relation to:

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Registrar

the Registrar of Corporate Affairs of the British Virgin Islands.

resolution of directors

(a) A resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present at the meeting who are entitled to vote and did not abstain; or

(b) a resolution consented to in writing by all directors or of all members of the committee, as the case may be;

and in either case each director shall have one vote.

resolution of members

(a) A resolution approved at a duly convened and constituted meeting of the members of the Company by the affirmative vote of

(i) a majority of in excess of 50% of the votes of the shares entitled to vote and present and voting on the resolution, or

(ii) as relevant, a majority of in excess of 50% of the votes of such class or series of shares entitled to vote as a class or series and present and voting on the resolution; or

(b) a resolution consented to in writing by

(i) Members holding a majority of in excess of 50% of the shares entitled to vote thereon, or

(ii) as relevant, Members holding a majority of in excess of 50% of the shares of such class or series of shares entitled to vote thereon as a class or series.

Seal

Any Seal which has been duly adopted as the common seal of the Company.

securities

shares and debt obligations of every kind, and options, warrants and rights to acquire shares, or debt obligations.

solvency test	a company satisfies the solvency test if; (a) the value of the company's assets exceeds its liabilities, and (b) the company is able to pay its debts as they fall due.
treasury shares	shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

2. "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5. A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

REGISTERED SHARES

7. Every member holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the Company or such other person who may be authorised from time to time by resolution of directors or under the Seal, with or without the signature of any director of the Company, specifying the share or shares held by him and the signature of the director or officer or person so authorised and the Seal may be facsimiles.

8. Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

9. If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any distribution payable in respect of such shares.

SHARES AND ISSUED SHARES

10. Subject to the provisions of these Articles and any resolution of members, the directors of the Company may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine. The directors shall not issue more shares than the maximum number provided for in the Memorandum.

11. The Company may issue fully paid, partly paid or nil paid shares as well as bonus shares. Any bonus share issued by the Company shall be deemed to have been fully paid for on issue. A partly paid or nil paid share or

a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.

12. Shares in the Company may be issued for consideration in any form, including money, a promissory note or other obligation to contribute money or property, real property, personal property (including goodwill and know-how) services rendered or a contract for future services and the amount of such consideration shall be determined by resolution of directors, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved.

13. Before issuing shares for a consideration which is in whole or in part other than money, the directors shall pass a resolution stating;

    (a) the amount to be credited for the issue of the shares;

    (b) that, in their opinion, the present cash value of the non-money consideration and money consideration is not less than the amount to be credited for the issue of the shares.

14. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

15. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

16. Subject to these Articles, the Company may purchase, redeem or otherwise acquire and hold its own shares save that the Company may not purchase, redeem or otherwise acquire its own shares without the consent of the member whose shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the shares without their consent.

    (a) The Company may acquire its own fully paid share or shares for no consideration by way of surrender of the share or shares to the Company by the person holding the share or shares.

    (b) Any surrender of a share or shares under Article 16(a) shall be in writing and signed by the person holding the share or shares.

17. No purchase, redemption or other acquisition of shares shall be made unless the directors determine by resolution of the directors that immediately after the purchase, redemption or other acquisition the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18. Sections 60 (*Process for acquisition of own shares*), 61 (*Offer to one or more shareholders*) and 62 (*Shares redeemed otherwise than at the option of company*) of the Act shall not apply to the Company.

19. A determination by the directors under Article 17 is not required;

    (a) the Company redeems a share or shares pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

    (b) by virtue of the provisions of Section 179 of the Act; or

    (c) the Company acquires its own fully paid shares pursuant to Article 16.

20. Shares that the Company purchases, redeems or otherwise acquires pursuant to Article 17 may be cancelled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue.

21. Shares in the Company shall only be held as treasury shares where the directors of the Company resolve as such and the number of shares acquired, when aggregated with shares of the same class already held by the Company as treasury shares, does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled. All rights and obligations attaching to a treasury share are suspended and shall not be exercised by or against the Company while it holds the share as a treasury share. Treasury shares may be reissued by the Company as new shares.

22. (a) The Company shall keep a register of members containing;

    (a) the names and addresses of the persons who hold registered shares in the Company;

    (b) the number of each class and series of registered shares held by each member;

    (c) the date on which the name of each member was entered in the register of members;

    (d) the date on which any person ceased to be a member; and

    (e) such other information as may be prescribed pursuant to the Act.

    (b) If the Company is listed on a recognized exchange, the Company may keep a register of members containing the information referred to in Article 22(a) or such other information as the Articles permit or as may be approved by a resolution of members.

23. The register of members may be in any such form as the directors may approve but if it is in magnetic, electronic or other data storage form, the company must be able to produce legible evidence of its contents.

24. The original or a copy of the register of members shall be kept at the Registered Office of the Company or at the office of the Registered Agent of the Company.

25. A share is deemed to be issued when the name of the member is entered in the register of members.

MORTGAGES AND CHARGES OF REGISTERED SHARES

26. Members may mortgage or charge their registered shares in the Company with such mortgage or charge being evidenced in writing and signed by, or with the authority of the registered holder of a registered share to which the mortgage or charge relates. The Company shall give effect to the terms of any valid mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of shares.

27. In the case of the mortgage or charge of registered shares there may be entered in the share register of the Company at the request of the registered holder of such shares

    (a) a statement that the shares are mortgaged or charged;

    (b) the name of the mortgagee or chargee; and

    (c) the date on which the aforesaid particulars are entered in the share register.

28. Where particulars of a mortgage or charge are entered in the register of members, such particulars shall be cancelled

    (a) with the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf; or

    (b) upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

29. Whilst particulars of a mortgage or charge over registered shares are entered in the register of members pursuant to the preceding articles no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf.

FORFEITURE

30. When shares not fully paid on issue or issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the following provisions shall apply.

31. Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.

32. The written notice specifying a date for payment shall

(a) name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

(b) contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

33. Where a written notice has been issued and the requirements of the notice have not been complied with within the prescribed time, the directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.

34. The Company is under no obligation to refund any moneys to the member whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the member is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled.

LIEN

35. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien on a share shall extend to all distributions payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

36. In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the directors may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

37. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of

the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

TRANSFER OF SHARES

38. Registered shares in the Company are transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall be signed by the transferee if registration as a holder of the share shall impose a liability to the Company on the transferee. The instrument of transfer of a registered share shall be sent to the Company for registration.

39. Where shares in the Company are listed on a recognized exchange, the shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the recognized exchange.

40. The transfer of a registered share is effective when the name of the transferee is entered on the register of members.

41. If the directors of the Company are satisfied that an instrument of transfer relating to shares has been signed but that the instrument has been lost or destroyed, they may resolve;

    (a) to accept such evidence of the transfer of the shares as they consider appropriate; and

    (b) that the transferee's name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

42. The Company must on the receipt of an instrument of transfer from the transferor or transferee of a registered share in the Company enter the name of the transferee of the share in the register or members unless the directors, if permitted by the Memorandum or these Articles, resolve by resolution of directors to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution of directors.

TRANSMISSION OF SHARES

43. The personal representative of a deceased member may transfer a share even though the personal representative is not a member at the time of the transfer.

44. The personal representative, executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following three Articles.

45. The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

46. The Company may enter in the register of members the name of any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy upon such evidence being produced as may reasonably be required by the directors.

47. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

48. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

REDUCTION OR INCREASE IN AUTHORISED AND UNISSUED SHARES

49. The Company may amend the Memorandum to increase or reduce the maximum number of shares the Company is authorised to issue and may in respect of any unissued shares increase or reduce the number of such shares, or effect any combination of the foregoing.

50. The Company may

(a) (i) divide its shares, including issued shares, into a larger number of shares; or

(ii) combine its shares, including issued shares, into a smaller number of shares.

(b) A division or combination of shares, including issued shares, of a class or series shall be for a larger or smaller number, as the case may be, of shares in the same class or series.

(c) A company shall not divide its shares under Article 50(a)(i) or 50(b) if it would cause the maximum number of shares that the Company is authorised to issue by its memorandum to be exceeded.

(d) Where shares are divided or combined under this article, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

MEETINGS AND CONSENTS OF MEMBERS

51. The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable.

52. Upon the written request of members holding 30 percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of members.

53. The directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

54. The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

55. A meeting of members may be called on short notice:

(a) if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

(b) if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

56. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

57. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

58. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

59. An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

(Name of Company)

I/We being a member of the above
Company with shares HEREBY APPOINT
of or failing him
of to be my/our proxy to vote for me/us at the meeting of members to be held on the day
of and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this day of

....
Member

60. The following shall apply in respect of joint ownership of shares:

(a) if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

(b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and

(c) if two or more of the joint owners are present in person or by proxy they must vote as one.

61. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

62. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy a majority in excess of 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

63. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

64. At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose some one of their number to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of

voting shares present in person or by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

65. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

66. At any meeting of the members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

67. Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

68. Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

69. The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

70. Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

71. An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more members.

DIRECTORS

72. The first directors of the Company shall be appointed by the first registered agent of the Company and thereafter the directors shall be appointed by resolution of members or directors for such term as the members or directors determine. A person shall not be appointed as a director unless he has consented in writing to be a director.

73. The minimum number of directors shall be one and the maximum number shall be 20.

74. Each director shall hold office for the term, if any, fixed by resolution of members or until his earlier death, resignation or removal.

75. Where the Company has only one member who is an individual and that member is also the sole director of the Company, that sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company under section 111(1) of the Act as a reserve director of the Company to act in the place of the sole director in the event of his death.

76. The nomination of a person as a reserve director of the Company ceases to have effect if;

(a) before the death of the sole member/director who nominated him;

(i) he resigns as reserve director, or

(ii) the sole member/director revokes the nomination in writing; or

(b) the sole member/director who nominated him ceases to be the sole member/director of the Company for any reason other than his death.

77. A director may be removed from office, with or without cause, by a resolution of members or directors.

78. A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director of the Company shall resign forthwith if he is, or becomes, disqualified to act as a director under the Act.

79. The directors may at any time by resolution of directors appoint any person to be a director to fill a vacancy. There is a vacancy if a director dies or otherwise ceases to hold office as a director prior to the expiration of his term of office. The directors may not appoint a director to fill a vacancy for a term exceeding the term that remained when the person who has ceased to be a director left or otherwise ceased to hold office.

80. The Company shall keep a register of directors containing such particulars as may be prescribed under the Act.

81. The Company shall file for registration by the Registrar a copy of its register of directors:

(a) within 21 days of the appointment of the first directors; and

(b) within 30 days of any changes occurring to the register of directors.

82. The original or a copy of any register of directors shall be kept at the office of the Registered Agent of the Company.

83. The register of directors may be in any such form as the directors may approve but if it is in magnetic, electronic or other data storage form, the company must be able to produce legible evidence of its contents.

84. With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

85. A director shall not require a share qualification and may be an individual or a company.

POWERS OF DIRECTORS

86. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorized by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement

had not been made. Notwithstanding anything in Section 175 of the Act the directors shall have the power to sell, transfer, lease, exchange or otherwise dispose of more than fifty percent of the assets of the Company without submitting a proposal to or obtaining the consent of the members of the Company.

87. If the Company is a wholly-owned subsidiary of a holding company a director may when exercising powers or performing duties as a director act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

88. The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. The resolution of directors appointing an agent may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

89. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no agent has any power or authority with respect to the following;

(a) to amend the memorandum or articles;

(b) to change the Registered Office or agent;

(c) to designate committees of directors;

(d) to delegate powers to a committee of directors;

(e) to appoint or remove directors;

(f) to appoint or remove an agent;

(g) to fix emoluments of directors;

(h) to approve a plan of merger, consolidation or arrangement;

(i) to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or to approve a liquidation plan;

(j) to make a determination under section 57(1) of the Act that the company will, immediately after a proposed distribution, satisfy the solvency test; or

(k) to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

90. Any director which is a body corporate may appoint any person its duly authorized representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

91. The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or for summoning a meeting of members.

92. The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

93. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

94. The Company shall keep a register of all relevant charges created by the Company showing:

(a) if the charge is a charge created by the Company, the date of its creation or if the charge is existing on property acquired by the Company, the date on which the property was acquired;

(b) a short description of the liability secured by the charge;

(c) a short description of the property charged;

(d) the name and address of the trustee for the security, or if there is no such trustee the name and address of the chargee;

(e) unless the charge is a security to bearer, the name and address of the holder of the charge;

(f) details of any prohibition or restriction , if any, contained in the instrument creating the charge on the power of the company to create any future charge ranking in priority to or equally with the charge; and

(g) such other information as may be prescribed pursuant to the Act.

95. The original or a copy of the register of charges shall be kept at the Registered Office of the Company or at the office of the Registered Agent of the Company. Where a change occurs in the relevant charges or in the details of the charges required to be recorded in the Company's register of charges which is kept at the office of its Registered Agent, the Company shall, within 14 days of the change occurring, transmit details of the change to the Registered Agent.

PROCEEDINGS OF DIRECTORS

96. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable. Any one or more directors may convene a meeting of directors.

97. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

98. A director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

99. A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

100. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

101. If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

102. At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not

present at the meeting the Vice Chairman of the Board of Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

103. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by all directors or all members of the committee as the case may be, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

104. The directors shall cause the following records to be kept:

(a) minutes of all meetings of directors, members, committees of directors and committees of members; and

(b) copies of all resolutions consented to by directors, members, committees of directors and committees of members.

105. The resolutions, records and minutes referred to in the preceding Article shall be kept at the Registered Office of the Company, its principal place of business or at such other place as the directors determine.

106. The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

107. Subject to the following Article, each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee.

108. The directors have no power to delegate the following powers to a committee of directors;

(a) to amend the memorandum or articles;

(b) to change the Registered Office or agent;

(c) to designate committees of directors;

(d) to delegate powers to a committee of directors;

(e) to appoint or remove directors;

(f) to appoint or remove an agent;

(g) to fix emoluments of directors;

(h) to approve a plan of merger, consolidation or arrangement;

(i) to make a declaration of solvency for the purposes of section 198(1)(a) or to approve a liquidation plan;

(j) to make a determination under section 57(1) that the company will, immediately after a proposed distribution, satisfy the solvency test; or

(k) to authorise the company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

Paragraphs (c) and (d) do not prevent a committee of directors, where authorised by the directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

109. The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

OFFICERS

110. The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

111. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and members, the Vice Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

112. The emoluments of all officers shall be fixed by resolution of directors.

113. The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

RECORDS AND UNDERLYING DOCUMENTATION

114. (a) The Company shall:

(i) keep at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine, the records and underlying documentation of the Company;

(ii) retain the records and underlying documentation for a period of at least five years from the date –

(a) of completion of the transaction to which the records and underlying documentation relate; or

(b) the Company terminates the business relationship to which the records and underlying documentation relate; and

(iii) provide its registered agent without delay any records and underlying documentation in respect of the Company that the registered agent requests pursuant to a direction by the Commission or any other competent authority in the British Virgin Islands acting pursuant to the exercise of a power under an enactment.

(b) The records and underlying documentation of the Company shall be in such form as:

(i) are sufficient to show and explain the Company's transactions; and

(ii) will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

(c) Where the records and underlying documentation of the Company are kept at a place or places other than at the office of the Company's registered agent, the Company shall provide the registered agent with a written:

(i) record of the physical address of the place at which the records and underlying documentation are kept; and

(ii) record of the name of the person who maintains and controls the Company's records and underlying documentation.

(d) Where the place or places at which the records and underlying documentation of the Company, or the name of the person who maintains and controls the Company's records and underlying documentation, change, the Company shall, within 14 days of the change, provide:

(i) its registered agent with the physical address of the new location of the records and underlying documentation; or

(ii) the name and address of the new person who maintains and controls the Company's records and underlying documentation.

CONFLICT OF INTERESTS

115. A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

116. A director of the Company is not required to comply with Article 115 if;

(a) the transaction or proposed transaction is between the director and the Company; and

(b) the transaction or proposed transaction is or is to be entered into in the ordinary course of the company's business and on usual terms and conditions.

117. For the purposes of Article 115 a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

118. A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a) vote on a matter relating to the transaction;

(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

INDEMNIFICATION

119. Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who;

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

120. The Company may only indemnify a person if the person acted honestly and in good faith in what he believed to be in the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

121. For the purposes of the preceding Article, a director acts in the best interests of the Company if he acts in the best interests of;

(a) the Company's holding company; or

(b) a shareholder or shareholders of the Company;

in either case, in the circumstances specified in Article 87.

122. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

123. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

124. Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with these Articles.

125. Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with these Articles.

126. The indemnification and advancement of expenses provided by, or granted pursuant to, these Articles is not exclusive of any other rights to which the person seeking indemnification of advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person's official capacity and as to acting in another capacity while serving as a director of the Company.

127. If a person to be indemnified has been successful in defence of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

128. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

SEAL

129. The Company shall have a Seal and may have more than one Seal. References herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the office of the Registered Agent of the Company. Except as otherwise expressly provided herein, the Seal when affixed to any written instrument, shall be witnessed and attested to by the signature of a director or any other person so authorized from time to time by resolution of directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DISTRIBUTIONS

130. The directors of the Company may by resolution authorise a distribution by the Company at any time and of any amount and to any members they think fit if they are satisfied on reasonable grounds that immediately after the distribution;

(a) the value of the Company's assets will exceed its liabilities, and

(b) the Company will be able to pay its debts as they fall due.

131. A resolution of the directors passed under the preceding Article shall contain a statement that, in the opinion of the directors, immediately after the distribution the value of the Company's assets will exceed its liabilities, and the Company will be able to pay its debts as they fall due.

132. If, after a distribution is authorised and before it is made, the directors cease to be satisfied on reasonable grounds that the Company will, immediately after the distribution satisfy the solvency test, any distribution made by the Company is deemed not to have been authorised.

133. If, by virtue of the preceding Article, a distribution is deemed not to have been authorised, a director who;

(a) ceased, after authorisation but before the making of the distribution, to be satisfied on reasonable grounds for believing that the company would satisfy the solvency test immediately after the distribution is made; and

(b) failed to take reasonable steps to prevent the distribution being made;

is personally liable to the company to repay to the company so much of the distribution as is not able to be recovered from members.

134. A distribution made to a member at a time when the company did not, immediately after the distribution, satisfy the solvency test may be recovered by the company from the member unless;

(a) the member received the distribution in good faith and without knowledge of the company's failure to satisfy the solvency test;

(b) the member has altered his position in reliance on the validity of the distribution; and

(c) it would be unfair to require repayment in full or at all.

DISTRIBUTIONS BY WAY OF DIVIDEND

135. The Company may by a resolution of directors declare a distribution by way of dividend and pay such distribution in money, shares or other property. In the event that distributions by way of dividend are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the distribution by way of dividend, a fair and proper value for the assets to be so distributed.

136. The directors may from time to time pay to the members such interim distributions by way of dividend as appear to the directors to be justified by the profits of the Company.

137. The directors may, before declaring any distribution by way of dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set aside as a reserve fund upon such securities as they may select.

138. Notice of any distribution by way of dividend that may have been declared shall be given to each member in the manner hereinafter mentioned and all distributions by way of dividend unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

139. No distribution by way of dividend shall bear interest as against the Company and no distribution by way of dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the vote in electing directors.

140. A share issued as a distribution by way of dividend by the Company shall be treated for all purposes as having been issued for money equal to the value determined by resolution of the directors. In the absence of fraud the decision of the directors as to the value of the share is conclusive unless a question of law is involved.

141. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a distribution by way of dividend of shares.

ACCOUNTS AND AUDIT

142. The Company may by resolution of members call for the directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

143. The Company may by resolution of members call for the accounts to be examined by auditors.

144. The first auditors shall be appointed by resolution of directors; subsequent auditors shall be appointed by a resolution of members.

145. The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

146. The remuneration of the auditors of the Company

(a) in the case of auditors appointed by the directors, may be fixed by resolution of directors; and

(b) subject to the foregoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

147. The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not

(a) in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

(b) all the information and explanations required by the auditors have been obtained.

148. The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

149. Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

150. The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

NOTICES

151. Any notice, information or written statement to be given by the Company to members may be served in any way by which it can reasonably be expected to reach each member or by mail addressed to each member at the address shown in the share register.

152. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its Registered Office, or by leaving it with, or by sending it by registered mail to, the Registered Agent of the Company.

153. Service of any summons, notice, order, document, process, information or written statement on a director of the Company shall be effective if served at the address for service contained in the particulars of the register of directors pursuant to Article 80.

154. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the Registered Office or the Registered Agent of the Company or that it was mailed in such time as to admit to its being delivered to the Registered Office or the Registered Agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

PENSION AND SUPERANNUATION FUNDS

155. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

VOLUNTARY WINDING UP AND DISSOLUTION

156. The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

CONTINUATION

157. The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

ARBITRATION

158. Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, or to any Act or Ordinance affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to 2 arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

159. If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

We, Portcullis (BVI) Ltd of Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110 for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association the 21st day of September, 2022.

Incorporator

....

Portcullis (BVI) Ltd
Portcullis Chambers
4th Floor Ellen Skelton Building
3076 Sir Francis Drake Highway
Road Town, Tortola
British Virgin Islands VG1110

(Sgd. Petagaye Daley-Savage)

[Intentionally left blank]